UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 23, 2014

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 22, 2014, Midway Gold Corp (the “Company,” “we,” “us,” or “our”) and its subsidiary MDW Pan LLP, as borrower (the “MDW”) entered into a letter of commitment (the “Commitment Letter”) with Commonwealth Bank of Australia (“CBA” together with the Company and MDW are collectively referred to herein as, the “parties”) whereby CBA will serve as the sole administrative agent, the sole mandated lead arranger and the collateral agent in connection with an aggregate $55 million senior secured credit facility consisting of, (i) a $45 million project finance facility (“Project Finance Facility”) and (ii) a $10 million cost overrun facility (the “Overrun Facility” together with the Project Finance Facility is collectively referred to herein as, the “Loan Facility”). The Loan Facility will initially be secured by substantially all of the assets of the Company, including MDW which consists solely of the Company’s Pan gold project (the “Project”). Upon achieving economic completion and certain other requirements, security will be limited to MDW and guarantees from the Company and affiliates. The Loan Facility is subject to negotiation of definitive documents.

Arrangement Fee

In consideration of the commitments and other undertakings of CBA in the Commitment Letter, and consistent with the terms of that certain Mandate Letter, dated August 20, 2013 and amended on May 8, 2014 (the “Mandate Letter”), between the parties, we agreed to pay to CBA a non-refundable arranging fee in the amount of $250,000, payable in two installments as follows: (i) $100,000 upon our acceptance of the Commitment Letter; and (ii) $150,000 upon execution and delivery of definitive documentation for the Loan Facility.

Expenses

By executing the Commitment Letter, we agreed to reimburse CBA from time to time on demand for all reasonable out-of-pocket fees and expenses incurred in connection with the Loan Facility, the preparation of the definitive documentation therefor and the other transactions contemplated therein, whether any such amounts were incurred prior to the date of the Commitment Letter whether or not the transactions contemplated therein are consummated.

Indemnification

We agreed to indemnify and hold harmless CBA and each of its affiliates and their respective officers, directors, employees, agents, advisors and other representatives from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any indemnified party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by the Commitment Letter or any related transaction or (b) the Loan Facility and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

Termination Fee

We have agreed to pay CBA a termination fee equal to 1% of the amount of the Project Finance Facility and 1.5% of the amount of the Overrun Facility if any of the following events occurs:

(a)	CBA terminates the Commitment Letter as a result of us making a formal, public announcement of a decision to abandon or indefinitely defer any material portion of the Project for any reason;

(b)	during the term of the Commitment Letter or at any time within six (6) months after the expiration or early termination of the Commitment Letter, (i) a merger, consolidation or other business combination by the Company with any other person or entity, or a spin-off or other agreement by the Company to dispose of the Project or the MDW, is publicly announced, (ii) any person or entity shall at any time (A) legally and beneficially own, directly or indirectly, more than fifty percent (50%) of all issued and outstanding equity interests (whether in the form of shares, warrants, options, rights or other interests) or voting shares of the

Company or (B) otherwise possess, directly or indirectly, the power to direct or cause the direction of the management decisions and policies of the Company (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or to appoint more than half of the members of the board of directors (or equivalent body) of the Company, (iii) the Company directly or indirectly sells, transfers, licenses, leases or otherwise disposes of any of its equity interests (whether in the form of shares, warrants, options, rights or other interests) in the MDW or (except as would be permitted in accordance with the Commitment Letter and provided that associated proceeds are applied as contemplated by the covenants set forth in the Commitment Letter) any guarantor or (iv) the MDW sells, transfers, licenses, leases or otherwise disposes of any of its interests in the Project; or

(c)	during the term of the Commitment Letter or at any time within six (6) months after the expiration or early termination of the Commitment Letter, we directly or indirectly raise any other finance for the development and construction of the Project in any international or domestic loan, debt, bank or capital market(s) (including, but not limited to, any bilateral or syndicated facility, bond or note issuance or private placement or metal stream, metal loan, prepaid metal forward sale agreement, royalty financing, off-take financing, equipment financing, leasing or similar facilities).

Conditions Precedent to the Financial Close

The closing of the transactions required to establish the Loan Facility (the “Financial Close”) is subject to completion of loan and security documentation and customary conditions precedent to the Financial Close, including, but not limited to: (i) receipt of sufficient credit approved commitments from the lenders; (ii) receipt of all due diligence reports and completion of all due diligence (technical, environmental, legal, tax, insurance, model, mineral title, with results acceptable to the lenders); (iii) a certified copy of agreed base case financial model and independent review of tax calculations therein; (iv) a certified copy of agreed upon development plan; (v) a certified copy of agreed drawdown schedule for the Project Finance Facility and anticipated completion dates; (vi) certified copies of all necessary documents evidencing valid entry into the Loan Facility; (vii) MDW’s contribution of monies to the Project in an amount to be agreed to by the parties offset by any monies MDW contributes to the Project prior to the Financial Close; (viii) execution of all finance documents, project documents and other associated documentation; (ix) delivery of a corporate budget for the guarantors demonstrating that planned expenditures for the period from financial close to the economic completion sunset date are fully funded; and (x) obtaining all necessary third party consents and delivery of third party notices for security interests. We will require additional funds for working capital, general and administrative expenses and other business activities.

The Financial Close is expected to occur around the end of June 2014. There can be no assurances that, (i) the conditions precedent to the Financial Close will be met, (ii) the parties will enter into any definitive agreements with respect to the Loan Facility, (iii) we will contribute sufficient monies to the Project prior to Financial Close (iv) the parties will complete any transaction contemplated by the Commitment Letter and Summary of Terms.

Condition Precedent to Draw on the Loan Facility

If the transactions proceed to Financial Close, our ability to draw on the Loan Facility is subject to completion of customary documentation and conditions precedent, including, but not limited to, the implementation of an un-margined hedging program. There can be no assurances that, (i) the conditions precedent to draw on the Loan Facility will be met, or (ii) we will draw on the Loan Facility even if we complete the conditions precedent. .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: May 23, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer